Exhibit 99.1

GLUCOTRACK ANNOUNCES SUCCESSFUL COMPLETION OF ITS FIRST HUMAN CLINICAL STUDY OF CONTINUOUS BLOOD GLUCOSE MONITOR

The study met its primary endpoint with no procedure or device related serious adverse events reported

Rutherford, NJ, February 4, 2025 (GLOBE NEWSWIRE) — Glucotrack, Inc. (Nasdaq: GCTK) (“Glucotrack” or the “Company”), a medical technology company focused on the design, development, and commercialization of novel technologies for people with diabetes, announced the successful completion of its first in human clinical study, marking a significant milestone in continuous glucose monitoring.

This study represents the first real-time, continuous blood glucose monitor (CBGM) placed in the subclavian vein, offering the potential for direct blood glucose measurement without the limitations often seen with traditional continuous glucose monitors that measure glucose levels in interstitial fluid.

“We are thrilled with the results of this first in human clinical study, which establishes safety of the placement, usage and removal of the CBGM sensor lead. While neither the study nor prototype system was designed to evaluate sensor accuracy, the system performed as expected with similar accuracy results as previously seen in our animal studies,” said Paul V. Goode, PhD, President & Chief Executive Officer of Glucotrack. “With these positive results, the promise of continuous blood glucose monitoring is one step closer to reality.”

The prospective single arm study was a short-term in-hospital study over a period of four days, focusing on the safety and procedural aspects of the CBGM sensor lead placement, use, and removal. The CBGM sensor lead was placed intravascularly via a percutaneous procedure and connected to a prototype sensor electronics component that was placed on the skin. The six study participants had been previously diagnosed with diabetes mellitus requiring glucose monitoring and intensive insulin therapy.

The study met its primary endpoint with no procedure or device related serious adverse events reported from implant through seven days post-removal of the CBGM sensor lead. The study also confirmed the function of the CBGM sensor lead in the subclavian vein. Placement and removal procedures were successfully performed by interventional cardiologists.

David Klonoff, MD, Clinical Professor of Medicine at University of California, San Francisco and Editor-in-Chief of the Journal of Diabetes Science and Technology, said “The successful completion of this first in human study with no serious adverse events is encouraging. The study suggests that this approach could offer another alternative for continuously monitoring glucose levels in diabetes, and I look forward to seeing this technology advance into long-term clinical trials.”

The CBGM is a long-term implantable device with no on-body external component, designed for three years of continuous, accurate blood glucose monitoring, offering a more convenient and less intrusive glucose monitoring solution.

For more information about Glucotrack’s CBGM, visit glucotrack.com. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

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About Glucotrack, Inc.

Glucotrack, Inc. (NASDAQ: GCTK) is focused on the design, development, and commercialization of novel technologies for people with diabetes. The Company is currently developing a long-term implantable continuous blood glucose monitoring system for people living with diabetes.

Glucotrack’s CBGM is a long-term, implantable system that continually measures blood glucose levels with a sensor longevity of 3 years, no on-body wearable component and with minimal calibration. For more information, please visit http://www.glucotrack.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “believe”, “expect”, “plan” and “will” are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. These statements relate only to events as of the date on which the statements are made, and Glucotrack undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by Glucotrack will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Readers are cautioned that certain important factors may affect Glucotrack’s actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect Glucotrack’s results include, but are not limited to, the ability of Glucotrack to raise additional capital to finance its operations (whether through public or private equity offerings, debt financings, strategic collaborations or otherwise); risks relating to the receipt (and timing) of regulatory approvals (including U.S. Food and Drug Administration approval); risks relating to enrollment of patients in, and the conduct of, clinical trials; risks relating to Glucotrack’s future distribution agreements; risks relating to its ability to hire and retain qualified personnel, including sales and distribution personnel; and the additional risk factors described in Glucotrack’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the SEC on March 28, 2024.

Contacts:

Investor Relations:

investors@glucotrack.com

Media:

GlucotrackPR@icrinc.com